SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



         Date of Report (Date of earliest event reported): May 12, 2007

                            ProAssurance Corporation
             (Exact name of registrant as specified in its charter)

       Delaware                      001-16533                   63-1261433
(State of Incorporation)       (Commission File No.)     (IRS Employer I.D. No.)


100 Brookwood Place, Birmingham, Alabama                      35209
(Address of Principal Executive Office)                     (Zip code)

       Registrant's telephone number, including area code: (205) 877-4400


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Securities
    Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

         On April 26, 2007, ProAssurance Corporation announced that its Chairman and Chief Executive Officer, A. Derrill Crowe, M.D., had informed the Board of Directors of his intention to retire as Chief Executive Officer effective July 1, 2007. At that time we also announced that our Board of Directors elected W. Stancil Starnes to be the new Chief Executive Officer of ProAssurance, also effective July 1, 2007. In a Current Report on Form 8K filed on that date we provided the basic terms of Mr. Starnes employment agreement.

         Our negotiations with Mr. Starnes on a final employment agreement concluded on Saturday, May 12, 2007. The agreement was recommended by the Compensation Committee and approved by the Board of Directors at a joint meeting of the Committee and the Board held on May 16, 2007. We are filing the employment agreement as executed by ProAssurance and Mr. Starnes in this Current Report on Form 8K.



ITEM 8.01   OTHER EVENTS

         On May 16, 2007, ProAssurance Corporation's stockholders overwhelmingly re-elected Victor T. Adamo, Paul R. Butrus and William J. Listwan, M.D. to the Corporation's Board of Directors. Their terms will expire at the Annual Meeting of Stockholders in 2010. More than 86% of 32,986,394 eligible shares were voted, and each of the directors standing for reelection received approximately 97% of the votes cast by stockholders.



ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS


         Exhibit           Description
         -------           -----------
         99.1              Employment Agreement between ProAssurance Corporation
                           and W. Stancil Starnes.


SIGNATURE

         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2007

                                       PROASSURANCE CORPORATION



                                       By: /s/ Frank B. O'Neil
                                       -----------------------------------------
                                       Frank B. O'Neil
                                       Sr. Vice-President